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                                                                    EXHIBIT 23.2


Netherland, Sewell & Associates, Inc.


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K/A of Greka Energy Corporation for the fiscal year ended December 31, 2000. We hereby further consent to the use of information contained in our reserve report, as of December 31, 2000, dated March 28, 2001 setting forth the Greka Energy Corporation oil and gas reserves and revenue estimates properties located in the United States. We further consent to the incorporation by reference thereof into Greka Energy Corporation's Registration Statement on Form S-3 (File Nos. 333-60621, 333-78673, 333-49098 and 333-49134) and Form S-8 (File No.
333-30402).


                                       NETHERLAND, SEWELL & ASSOCIATES, INC.

                                      By:    /s/ DANNY D. SIMMONS
                                         -----------------------------------
                                                 Danny D. Simmons
                                               Senior Vice President

Dallas, Texas
May 15, 2001